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Exhibit 10.8

Schedule of
Water Pik Technologies, Inc.
Executive Officer Base Salaries
October 23, 2001 to December 1, 2005

Executive Officer Name	Effective Date	Base Annual Salary
Michael P. Hoopis President, Chief Executive Officer and Director	* 07/01/2002 07/01/2003 06/28/2004 07/03/2005	$ $ $ $ $	450,000 480,000 510,000 535,000 555,000
Robert A. Shortt Executive Vice President, Sales, Marketing and Business Development	* 04/28/2002 04/01/2003 03/28/2004 03/20/2005	$ $ $ $ $	260,000 275,000 286,000 297,444 308,000
Victor C. Streufert Vice President, Finance, Chief Financial Officer and Treasurer	* 04/06/2002 04/01/2003 03/28/2004 03/20/2005	$ $ $ $ $	240,000 255,000 270,300 285,000 297,000
Richard P. Bisson Vice President, Operations	* 03/01/2002 03/01/2003 03/01/2004 03/06/2005	$ $ $ $ $	201,406 221,540 232,617 250,000 260,000
Robert J. Rasp Vice President and General Manager, Pool Products	* 10/01/2002 09/01/2003 09/01/2004 09/04/2005	$ $ $ $ $	208,021 216,342 240,000 252,000 262,080
Theresa Hope-Reese Vice President, Human Resources	* 10/10/2002 10/14/2003 10/10/2004 10/16/2005	$ $ $ $ $	196,100 207,868 220,000 230,000 240,000
Richard D. Tipton Vice President, General Counsel and Secretary	* 12/13/2002 12/16/2003 12/13/2004 03/06/2005	$ $ $ $ $	190,800 202,268 215,000 225,000 240,000

*
Base salary in effect at time of each officer's employment agreement dated October 23, 2001 with WPTI

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Schedule of Water Pik Technologies, Inc. Executive Officer Base Salaries October 23, 2001 to December 1, 2005